Exhibit 16






  March 18, 2002


  Office of the Chief Accountant
  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549


  Dear Sir/Madam:

  We have read the second, third and fourth paragraphs of Item 4 included in the Form 8-K/A dated March 18, 2002 of Commonwealth
  Bancorp, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


  Very truly yours,

  /s/ ARTHUR ANDERSEN LLP



  cc:  Mr. Charles M. Johnston, CFO, Commonwealth Bancorp, Inc.